MEETING OF SHAREHOLDERS
ORBITEX GROUP OF FUNDS

A special meeting of the shareholders of the Trust was held on December 2, 1998 at the offices of the Trust, 410 Park Avenue,
New York, New York. The matters voted upon by the shareholders and the resulting votes are presented below:

Proposal 1 - To Elect a Board of Trustees:

	# of shares voted	% of shares voted
Ronald S. Altbac
	Affirmative			644,487.6263			 99.600%
	Withheld			  2,633.0000			  0.400
	Total				647,120.6263			100.000%

Thomas T. Bachmann
	Affirmative			643,748.2260			 99.500 %
	Withheld			  3,372.4003			  0.500
	Total				647,120.6263			100.000%

Otto J. Felber
	Affirmative			644,487.6263			 99.600%
	Withheld			  2,633.0000			  0.400
	Total				647,120.6263			100.000%

Stephen H. Hamrick
	Affirmative			644,487.6263			 99.600%
	Withheld			  2,633.0000			  0.400
	Total				647,120.6263			100.000%

John D. Morgan
	Affirmative			644,487.6263			 99.600%
	Withheld			  2,633.0000			  0.400
TOTAL					647,120.6263			100.000%

James L. Nelson
	Affirmative			644,487.6263			 99.600%
	Withheld			  2,633.0000			  0.400
	Total				647,120.6263			100.000%

Richard E. Stierwalt
	Affirmative			644,487.6263			 99.600%
	Withheld			  2,633.0000			  0.400
	Total				647,120.6263			100.000%

Proposal 2 - To ratify the selection of PricewaterhouseCoopers LLP as Independent Accountants of the Trust:

	# of shares voted	% of shares voted
	Affirmative			640,354.6263			 98.955%
	Withheld			  1,624.0000			  0.250
	Abstain				  5,142.0000			  0.795
	Total				647,120.6263			100.000%